                                                                     EXHIBIT 4.2


                         OMNIVISION TECHNOLOGIES, INC.

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               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                  May 10, 1998

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

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


     THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 10th day of May, 1998 by and among OmniVision Technologies, Inc., a California corporation (the "Company"), and the investors listed on Exhibit A hereto, which Exhibit A may be revised from time to time to include persons who purchase shares of Series C Preferred Stock in closings held after the date of this Agreement under the terms of the Series C Preferred Stock Purchase Agreement of even date herewith (the "Investors"). Should any Investors be added to this Agreement in subsequent closings, the Company shall distribute a revised Schedule A to this Agreement reflecting the names of such Investors.

                                   RECITALS

     WHEREAS, the Company and the Investors are entering into a Series C Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which the Company shall sell, and certain of the Investors shall acquire, shares of the Company's Series C Preferred Stock (the "Preferred Shares").

     WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company, the parties desire that the Investors be granted registration rights and rights of participation with respect to the Preferred Shares.

     WHEREAS, the Company and certain of the Purchasers are parties to an Amended and Restated Registration Rights Agreement dated as of October 31,1997 (the "Former Agreement").

     WHEREAS, the parties to the Former Agreement desire to amend and restate the agreement to read as set forth below and to include additional Purchasers as set forth on Exhibit A hereto.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:


                                   SECTION 1

             Restrictions on Transferability; Registration Rights
             ----------------------------------------------------

     1.1  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Conversion Shares" means the Common Stock issued or issuable upon
           -----------------
conversion of the Preferred Shares as defined herein.

          "Holder" shall mean any Purchaser holding Registrable Securities and
           ------
any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.14 hereof.

          "Initiating Holders" shall mean Holders in the aggregate of not less
           ------------------
than forty percent (40%) of the Registrable Securities.

          "Preferred Shares" shall mean the Series A Preferred Stock, Series B
           ----------------
Preferred Stock and Series C Preferred Stock of the Company.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Sections 1.5, 1.6 and 1.7 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Registrable Securities" means (i) the Preferred Shares, (ii) the
           ----------------------
Conversion Shares; and (iii) any Common Stock of the Company issued or issuable in respect of the Preferred Shares or Conversion Shares or other securities issued or issuable with respect to the Preferred Shares or Conversion Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Conversion Shares or Preferred Shares; provided, however, that shares of Common Stock or other
                     --------  -------
securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legend set forth in Section 1.3 of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (except as provided by Section 1.9).

     1.2  Restrictions.  The Preferred Shares and the Conversion Shares shall
          ------------
not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee or pledgee of the Preferred Shares, or the Conversion Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     1.3  Restrictive Legend.  Each certificate representing (i) the Preferred
          ------------------
Shares, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

     "THE SHARES REPRESENTED BY TIES CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

     Each Purchaser and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

     1.4  Notice of Proposed Transfers.  The holder of each certificate
          ----------------------------
representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holders intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which a Purchaser which is a corporation distributes Restricted Securities after six (6) months after the purchase thereof solely to its majority-owned subsidiaries or affiliates for no consideration, or (c) in any transaction in which a Purchaser which is a partnership distributes Restricted Securities after six (6) months after the purchase thereof solely to partners thereof for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section 1.4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

     1.5  Requested Registration.
          ----------------------

          (a)  Request for Registration.  In case the Company shall receive from
               ------------------------
Initiating Holders a written request that the Company effect any qualification, compliance or registration (which, in connection with the Company's initial public offering, must reasonably anticipate an aggregate price to the public net of underwriting discounts and commissions, exceeding $10,000,000):

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take
             --------
any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                    (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (2) Prior to the earlier of (i) six (6) months following the Company's initial public offering or (ii) January 1, 2001.

                    (3) During the period ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

                    (4) After the Company has effected two (2) such registrations pursuant to this subparagraph 1.5(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                    (5) If the Company shall furnish to such Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1. 5 shall be deferred for a single period not to exceed one hundred-twenty (120) days from the date of receipt of written request from the Initiating Holders.

     Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

          (b)  Underwriting.  In the event that a registration pursuant to
               ------------
Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.5(a)(i). The right of any Holder to registration pursuant to Section
1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided in this Agreement.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution, sold (including, without limitation, any short sale), offered for sale, contracted to sell, pledged or otherwise dispose of any of the Common Stock, or any options or warrants to purchase any of the Common Stock, or any securities convertible into or exchangeable for any of the Common Stock, owned directly by the Investor or with respect to which the Investor has the power of disposition, in any such case whether now owned or hereafter acquired, other than (i) as a bona fide gift or gifts, provided that the Investor provides prior written notice of such gift or gifts to the managing underwriter and the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) with the prior written consent of the managing underwriter, which consent may be withheld at the sole discretion of the managing underwriter, prior to one hundred eighty (180) days after the effective date of such registration (the "Lock-Up Period"); provided, however, that if such registration is not the Company's initial public offering such Lock-Up Period shall be one hundred twenty (120) days unless the managing underwriter requires a longer period in which case the Lock-Up Period shall be specified by the managing underwriter but shall not exceed one hundred eighty
(180) days.

     1.6  Company Registration.
          --------------------

          (a)  Notice of Registration.  If at any time or from time to time, the
               ----------------------
Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by holders of the Company's securities who have demanded such registration.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to a minimum of 30% of the total shares to be included in such underwriting or exclude them entirely in the case of the Company's initial public offering. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 1.6, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be first allocated among all Investors in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Investors at the time of filing the registration statement, and after satisfaction of the requirements of the Investors, the remaining shares that may be included in the registration and underwriting shall be allocated among the officers, directors and other shareholders of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such officers and directors of the Company at the time of filing of the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution, sold (including, without limitation, any short sale), offered for sale, contracted to sell, pledged or otherwise dispose of any of the Common Stock, or any options or warrants to purchase any of the Common Stock, or any securities convertible into or exchangeable for any of the Common Stock, owned directly by the Investor or with respect to which the Investor has the power of disposition, in any such case whether now owned or hereafter acquired, other than (i) as a bona fide gift or gifts, provided that the Investor provides prior written notice of such gift or gifts to the managing underwriter and the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) with the prior written consent of the managing underwriter, which consent may be withheld at the sole discretion of the managing underwriter, prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto; provided, however, that if such registration is not the Company's initial public offering such Lock-Up Period shall be one hundred twenty (120) days unless the managing underwriter determines that marketing factors require a longer period in which case the Lock-Up period shall be specified by the managing underwriter but shall not exceed one hundred eighty (180) days.

          (c)  Right to Terminate Registration.  The Company shall have the
               -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

     1.7  Registration on Form S-3.
          ------------------------

          (a) If the Initiating Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; provided,
                                                                       --------
however,
-------
that the Company shall not be required to effect more than one registration pursuant to this Section 1.7 in any twelve (12) month period. The Company will
(i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company. The substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, (ii) during the period ending on a date six (6) months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), or
(iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a single period not to exceed one hundred twenty
(120) days from the receipt of the request to file such registration by such Holder or Holders.

     1.8  Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such holder derives its rights as an additional Holder hereunder, or such shares or securities are entitled to be included in registrations only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included.

     1.9  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration pursuant to Sections 1.5, 1.6 or 1.7 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders. In such case, the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.5. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration.

     1.10  Registration Procedures.  In the case of each registration,
           -----------------------
qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

           (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed; and

           (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to Facilitate the public offering of such securities.

     1.11  Indemnification.
           ---------------

           (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in fight of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

           (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this Section 1.11(b) shall not exceed the gross proceeds from the offering received by such Holder.

           (c) Each party entitled to indemnification under this Section 1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section I unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     1.12  Information by Holder.  The Holder or Holders of Registrable
           ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.13  Rule 144 Reporting.  With a view to making available the benefits of
           ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Purchaser owns any Restricted Securities, to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

     1.14 Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register securities granted Investors under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Purchaser (together with any affiliate); provided, that (a) such transfer may
                                         --------
otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee
(i) is a wholly-owned subsidiary or constituent partner (including limited partners) of such Purchaser, or (ii) acquires from such Purchaser 20% or more of the shares of Registrable Securities (as appropriately adjusted for stock splits and the like) originally purchased by the Purchaser from the Company.

     1.15 Standoff Agreement.  Each Holder agrees in connection with the initial
          ------------------
registration of the Company's securities that, upon request of the Company or the underwriters managing any underwritten initial public offering of the Company's securities, not to sell (including, without limitation, any short sale), offer to sell, contract to sell, pledge or otherwise dispose of any of the Common Stock, or any options or warrants to purchase any of the Common Stock, or any securities convertible into or exchangeable for any of the Common Stock, owned directly by the Holder or with respect to which the Holder has the power of disposition, in any such case whether now owned or hereafter acquired, other than (i) pursuant to an underwriting agreement, (ii) as a bona fide gift or gifts, provided that the Holder provides prior written notice of such gift or gifts to the managing underwriter and the donee or donees thereof agree to be bound by the restrictions set forth herein or (iii) with the prior written consent of the managing underwriter, which consent may be withheld at the sole discretion of the managing underwriter, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration) as may be requested by the Company or such managing underwriters; provided, however, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

     1.16 Termination of Rights.  No Holder shall be entitled to exercise any
          ---------------------
right provided for in this Section 1:

          (a) after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or

          (b) on or after the closing of a public offering of the Common Stock of the Company, initiated by the Company, when all shares of the Holder's Registrable Securities may be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this subsection (b) shall not apply where the Holder owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock.


                                   SECTION 2

                            Right of Participation
                            ----------------------

     2.1  Purchasers' Right of Participation.
          ----------------------------------

          (a)  Right of Participation.  Subject to the terms and conditions
               ----------------------
contained in this Section 2.1, the Company hereby grants to each Purchaser the right of participation to purchase its Pro Rata Portion of any New Securities (as defined in subsection 2.1(b)) which the Company may, from time to time, propose to sell and issue. A Holder's "Pro Rata Portion" for purposes of this
Section 2.1 is the ratio that (x) the sum of the number of shares of the Company's Common Stock then held by such Purchaser and the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock then held by such Holder, bears to (y) the sum of the total number of shares of the Company's Common Stock then outstanding, the number of shares of the Company's Common Stock issuable upon the exercise of any outstanding rights, options or warrants, and the number of shares of the Company's Common Stock issuable upon conversion of the then outstanding Preferred Stock.

          (b)  Definition of New Securities.  Except as set forth below, "New
               ----------------------------
Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Preferred Shares or the Conversion Shares,
(ii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation, (iv) up to 3,600,000 shares of the Company's Common Stock or related options or warrants convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to banks, commercial lenders, lessors and other financial institutions in connection with the borrowing of money or the leasing of equipment by the Company, (vi) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have compiled with the rights of participation established by this Section 2.1 with respect to the initial sale or grant by the Company of such rights or agreements, or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

          (c)  Notice of Right.  In the event the Company proposes to undertake
               ---------------
an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Purchaser shall have twenty (20) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in subsection 2.1(a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (d)  Exercise of Right.  If any Purchaser exercises its right of
               -----------------
participation under this Agreement, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within ninety (90) calendar days after the Purchaser gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right of participation, the Company and the Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

          (e)  Lapse and Reinstatement of Right.  In the event a Purchaser fails
               --------------------------------
to exercise the right of participation provided in this Section 2.1 within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Purchasers in the manner provided above.

          (f)  Assignment.  The right of the Purchasers to purchase any part of
               ----------
the New Securities may be assigned in whole or in part to any partner, subsidiary, affiliate or shareholder of a Purchaser, or other persons or organizations who acquire the lesser of (i) 20% or more shares of

Restricted Securities (as adjusted for stock splits and the like) or (ii) all of the Restricted Securities then owned by such Purchaser.

     2.2  Termination of Participation Right.  The rights of participation
          ----------------------------------
granted under Section 2.1 of this Agreement shall terminate on and be of no further force or effect upon the earlier of (i) the consummation of the Company's sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act immediately subsequent to which the Company shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the registration by the Company of a class of its equity securities under Section 12(b) or 12(g) of the Exchange Act.


                                   SECTION 3

                                 Miscellaneous
                                 -------------

     3.1  Assignment.  Except as otherwise provided in this Agreement, the terms
          ----------
and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement.

     3.2  Third Parties.  Nothing in this Agreement, express or implied, is
          -------------
intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.3  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of California in the United States of America without giving effect to the conflicts of laws principles thereof.

     3.4  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.5  Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be sent by prepaid registered or certified mail return receipt requested, or otherwise delivered by hand or by messenger addressed to the other party at the address shown below or at such other address for which such party gives notice under this Agreement. Such notice shall be deemed to have been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three (3) days after deposit in the mail.

     3.6  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     3.7  Amendment and Waiver.  Any provision of this Agreement may be amended
          --------------------
or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities, so long as the effect is to treat all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

     3.8  Effect of Amendment or Waiver.  The Investors and their successors and
          -----------------------------
assigns acknowledge that by the operation of Section 2.7 of this Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

     3.9  Rights of Holders.  Each holder of Registrable Securities shall have
          -----------------
the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without Stations the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     3.10 Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     3.11 Restatement of Prior Agreement.  The Company and certain of the
          ------------------------------
Investors are parties to the Former Agreement. The Former Agreement may be amended by the written consent of the holders of a majority of the Registrable Securities. Through their execution of this Agreement, the Company and such Investors, constituting at least 50% of the holders of the Registrable Securities under the Former Agreement, agree to terminate the Former Agreement and restate the terms thereof through this Agreement, with the result that this Agreement shall constitute the sale agreement among the parties hereto with respect to the registration of Registrable Securities.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

OMNIVISION TECHNOLOGIES, INC.
a California corporation



By: /s/ Shaw Hong
    --------------------
     Shaw Hong
     President

Series A Preferred Stock
     Investors:                     AUCERA TECHNOLOGY GROUP



                                    By /s/ Aucera Technology Group
                                      ---------------------------------

                                    Title
                                         ------------------------------

                                    /s/ Shen-Chih Chang
                                    -----------------------------------
                                    Shen-Chih Chang


                                    /s/ Datong Chen
                                    -----------------------------------
                                    Datong Chen


                                    /s/ Stanley Chui
                                    -----------------------------------
                                    Stanley Chui


                                    /s/ Xinping He
                                    -----------------------------------
                                    Xinping He


                                    HONG FAMILY TRUST


                                    By /s/ Hong Family Trust
                                      ---------------------------------

                                    Title
                                         ------------------------------


                                    /s/ Xinping He
                                    -----------------------------------
                                    Xinping He


                                    /s/ Jeanette Hong
                                    -----------------------------------
                                    Jeanette Hong

                                    /s/ Shaw Hong
                                    -----------------------------------
                                    Shaw Hong


                                    MAGAMAX CORP.



                                    By /s/ Magamax
                                      ---------------------------------

                                    Title
                                         ------------------------------


                                    MAGANUS DEVELOPMENT CORP.



                                    By /s/ Maganus Development Corp.
                                      ---------------------------------

                                    Title
                                         ------------------------------


                                    MAGNUS INVESTING CORP.



                                    By /s/ Magnus Investing Corp.
                                      ---------------------------------

                                    Title
                                         ------------------------------


                                    /s/ Andy Shia
                                    -----------------------------------
                                    Andy Shia


                                    /s/ Tai-Ching Shyu
                                    -----------------------------------
                                    Tai-Ching Shyu


                                    /s/ Raymond Wu
                                    -----------------------------------
                                    Raymond Wu

Series B Preferred Stock
     Investors:

                                    /s/ Marianne S. Bradley
                                    -----------------------------------
                                    Marianne S. Bradley



                                    BROTHERS INVESTMENT CORP.


                                    By: /s/ Brothers Investment Corp.
                                       --------------------------------

                                    Title:
                                          -----------------------------


                                    /s/ Sam Chang
                                    -----------------------------------
                                    Sam Chang


                                    /s/ Yi-You Chang
                                    -----------------------------------
                                    Yi-You Chang


                                    /s/ Chu Yin Yeh Chen
                                    -----------------------------------
                                    Chu Yin Yeh Chen


                                    /s/ Jaan-Ming Chen
                                    -----------------------------------
                                    Jaan-Ming Chen


                                    /s/ Ling-Ying Chen
                                    -----------------------------------
                                    Ling-Ying Chen


                                    /s/ Melinda N. Chen
                                    -----------------------------------
                                    Melinda N. Chen


                                    /s/ Yih-Wu Chen
                                    -----------------------------------
                                    Yih-Wu Chen


                                    -----------------------------------

                                    Eugene Cheng

                                    /s/ Lo-Hou Chen
                                    --------------------------------------
                                    Lo-Hou Chen

                                    /s/ Chen-Chieh Chien
                                    --------------------------------------
                                    Chen-Chieh Chien


                                    COSMOS TECHNOLOGY VENTURE
                                       CAPITAL INVESTMENT CORPORATION


                                    By: /s/ Cosmos Technology Venture
                                            Capital Investment Corporation
                                       -----------------------------------

                                    Title:
                                          --------------------------------


                                    FORTUNE VENTURE CAPITAL CO.


                                    By: /s/ Fortune Venture Capital
                                       -----------------------------------

                                    Title:
                                          --------------------------------


                                    GOLDEN TECHNOLOGY VENTURE
                                       CAPITAL INVESTMENT CORP.


                                    By: /s/ Golden Technology Venture
                                            Capital Investment Corp.
                                       -----------------------------------

                                    Title:
                                          --------------------------------

                                    /s/ Ren-Wu Gong
                                    --------------------------------------
                                    Ren-Wu Gong

                                    /s/ Ting Herh
                                    -----------------------------------
                                    Ting Herh

                                    /s/ Johntie Hsu
                                    -----------------------------------
                                    Johntie Hsu

                                    /s/ Hsien-Ten Huang
                                    -----------------------------------
                                    Hsien-Ten Huang

                                    /s/ Teng Jui-Chen
                                    -----------------------------------
                                    Teng Jui-Chen

                                    /s/ Pei Fung Ku
                                    -----------------------------------
                                    Pei Fung Ku

                                    /s/ Robert P. Latta
                                    -----------------------------------
                                    Robert P. Latta

                                    /s/ Jui-Chen Lee
                                    -----------------------------------
                                    Jui-Chen Lee

                                    /s/ Hsueh-Fu Liao
                                    -----------------------------------
                                    Hsueh-Fu Liao

                                    /s/ Chuan Yu Lin
                                    -----------------------------------
                                    Chuan Yu Lin

                                    /s/ Fred R. Lin
                                    -----------------------------------
                                    Fred R. Lin

                                    /s/ Chiu-Tsao Liu
                                    -----------------------------------
                                    Chiu-Tsao Liu

                                    /s/ Shaw Teong Liu
                                    -----------------------------------
                                    Shaw Teong Liu


                                    LTC HOLDING PTE LTD.


                                    By: /s/ LTC Holding PTE Ltd.
                                        -------------------------------

                                    Title:_____________________________

                                    /s/ Hsiu-Fen Lu
                                    -----------------------------------
                                    Hsiu-Fen Lu

                                    /s/ Yi-Chen Mo
                                    -----------------------------------
                                    Yi-Chen Mo

                                    /s/ Hsin-An Mu
                                    -----------------------------------
                                    Hsin-An Mu

                                    /s/ Hsiao-Chen Peng
                                    -----------------------------------
                                    Hsiao-Chen Peng

                                    /s/ Li Chung Shin
                                    -----------------------------------
                                    Li Chung Shin

                                    /s/ Kung-Yuan Soong
                                    -----------------------------------
                                    Kung-Yuan Soong

                                    /s/ Ya-Hui Liu Tang
                                    -----------------------------------
                                    Ya-Hui Liu Tang

                                    /s/ Ming-Jen Tseng
                                    -----------------------------------
                                    Ming-Jen Tseng

                                    /s/ Sen-Tai Wen
                                    -----------------------------------
                                    Sen-Tai Wen

                                    /s/ I-Cheng Wong
                                    -----------------------------------
                                    I-Cheng Wong

                                    /s/ Somjai Wongaphisamphot
                                    -----------------------------------
                                    Somjai Wongaphisamphot


                                    WS INVESTMENTS 96B


                                    By: /s/ WS Investments 96B
                                        -------------------------------

                                    Title:_____________________________

                                    /s/ Chun Yang
                                    -----------------------------------
                                    Chun Yang

                                    /s/ Chih-Chiang Yeh
                                    -----------------------------------
                                    Chih-Chiang Yeh

                                    /s/ Chih-Kuo Yeh
                                    -----------------------------------
                                    Chih-Kuo Yeh

                                    /s/ Chih-Hung Yeh
                                    -----------------------------------
                                    Chih-Hung Yeh

                                    /s/ Der-Zhong Yeh
                                    -----------------------------------
                                    Der-Zhong Yeh

                                    /s/ Chih-Ming Yu
                                    -----------------------------------
                                    Chih-Ming Yu

Series C Preferred Stock
     Investors:                 DAITUNG VENTURE CAPITAL
  (First Closing)                 CORPORATION


                                By: /s/ Daitung Venture Capital Corporation
                                   -----------------------------------------

                                Title:
                                      --------------------------------------


                                LITUNG VENTURE CAPITAL CORPORATION


                                By: /s/ Litung Venture Capital Corporation
                                   -----------------------------------------

                                Title:
                                      --------------------------------------


                                WANTUNG VENTURE CAPITAL
                                  CORPORATION


                                By: /s/ Wantung Venture Capital Corporation
                                   -----------------------------------------

                                Title:
                                      --------------------------------------


                                HUITUNG INVESTMENT (BVI) LIMITED


                                By: /s/ Huitung Investment (BVI) Limited
                                   -----------------------------------------

                                Title:
                                      --------------------------------------


                                ORIX INVESTMENT AND
                                  MANAGEMENT PTE. LTD.


                                By: /s/ Orix Investment and Management PTE. LTD.
                                   ---------------------------------------------

                                Title:
                                      ------------------------------------------

                                    UNIVERSITY VENTURES, INC.


                                    By: /s/ University Ventures, Inc.
                                       --------------------------------

                                    Title:
                                          -----------------------------


                                    /s/ Wen-Bing Soong
                                    -----------------------------------
                                    Wen-Bing Soong


                                    MATON FUND I, L.P.


                                    By: /s/ Maton Fund I, L.P.
                                       --------------------------------

                                    Title:
                                          -----------------------------


                                    /s/ Christine Kim
                                    -----------------------------------
                                    Christine Kim


                                    /s/ Ming-Chin Wu
                                    -----------------------------------
                                    Ming-Chin Wu



Series C Preferred Stock
     Investors:
(May 1998 Closing)
                                    -----------------------------------

                                   Exhibit A
                                   ---------

                      HOLDERS OF SERIES A PREFERRED STOCK


                                           Shares of
           Name                       Series A Preferred
-------------------------------     -----------------------

Aucera Technology Group                      1,333,334

Shen-Chih Chang                                666,667

Datong Chen                                     50,000

Stanley Chui                                   833,333

Xinping He                                      16,667

Hong Family Trust                                8,333

Jeanette Hong                                   50,000

Shaw Hong                                       41,667

Magamax Corp.                                   83,334

Maganus Development Corp.                      666,667

Magnus Investing Corp.                         416,667

Andy Shia                                       16,667

Tai-Ching Shyu                                  33,333

Raymond Wu                                      83,334
                                             ---------
                                             4,300,003
                                             =========

                               Exhibit A Cont'd.
                               -----------------

                      HOLDERS OF SERIES B PREFERRED STOCK



                                                                Shares of
                      Name                                  Series B Preferred
------------------------------------------------------   ----------------------
Marianne S. Bradley                                                3,334
Brothers Investment Corp.                                         60,000
Sam Chang                                                         20,000
Yi-You Chang                                                      10,000
Chu Yin Yeh Chen                                                 200,000
Jaan-Ming Chen                                                    15,000
Ling-Ying Chen                                                    15,000
Melinda N. Chen                                                    3,000
Yih-Wu Chen                                                       20,000
Eugene Cheng                                                      13,333
Lo-Hou Chew                                                       60,000
Chen-Chieh Chien                                                  20,000
Cosmos Technology Venture Capital Investment Corporation         500,000
Fortune Venture Capital Co.                                      540,000
Golden Technology Venture Capital Investment Corp.               500,000
Ren Wu Gong                                                       20,000
Ting Herh                                                         12,000
Johntie Hsu                                                      180,000
Hsien-Ten Huang                                                   10,000
Teng Jui-Chen                                                      2,000
Pei Fung Ku                                                       20,000
Robert P. Latta                                                    3,334
Jui-Chen Lee                                                       2,000
Hsueh-Fu Liao                                                     50,000
Chuan Yu Lin                                                      20,000
Fred R. Lin                                                       10,000
Chiu-Tsao Liu                                                     10,000
Shaw Teong Liu                                                     6,667
LTC Holding PTE Ltd.                                             472,000
Hsiu-Fen Lu                                                      200,000
Yi-Chen Mo                                                        15,000
Hsin-An Mu                                                        10,000
Hsiao-Chen Peng                                                   36,000
Li Chung Shih                                                     33,333
Kung-Yuan Soong                                                  173,000
Ya-Hui Liu Tang                                                   60,000
Ming-Jen Tseng                                                    20,000

                                                                Shares of
                      Name                                  Series B Preferred
------------------------------------------------------   ----------------------
Sen-Tai Wen                                                      50,000
I-Chang Wong                                                     15,000
Somjai Wongaphisamphot                                           50,000
WS Investments 96B                                               16,667
Chun Yang                                                        15,000
Chih Chiang Yeh                                                  60,000
Chih-Kuo Yeh                                                     60,000
Chih-Hung Yeh                                                     6,000
Der-Zhong Yeh                                                    34,000
Chih-Ming Yu                                                     20,000
                                                              ---------
                                                              3,671,668

                               Exhibit A Cont'd.
                               -----------------

                      HOLDERS OF SERIES C PREFERRED STOCK
                                (First Closing)


                                                        Shares of
                                                   Series C Preferred
                  Name                                (Post-Split)
-------------------------------------------   ---------------------------
Daitung Venture Capital Corporation                    133,333
Litung Venture Capital Corporation                     133,333
Wantung Venture Capital Corporation                    333,333
Huitung Investment (BVI) Limited                       266,667
ORIX Investment and Management Pte. Ltd.               133,333
University Ventures, Inc.                              166,667
Wen-Bing Soong                                         200,000
Maton Fund I, L.P.                                     166,667
Christine Kim                                            3,333
Ming-Chin Wu                                            16,000
                                                       -------

          TOTAL                                      1,552,666

                               TABLE OF CONTENTS

                                                                                     Page
    SECTION 1 - Restrictions on Transferability; Registration Rights................   1

        1.1     Certain Definitions.................................................   1
        1.2     Restrictions........................................................   3
        1.3     Restrictive Legend..................................................   3
        1.4     Notice of Proposed Transfers........................................   3
        1.5     Requested Registration..............................................   4
        1.6     Company Registration................................................   6
        1.7     Registration on Form S-3............................................   8
        1.8     Limitations on Subsequent Registration Rights.......................   8
        1.9     Expenses of Registration............................................   9
       1.10     Registration Procedures.............................................   9
       1.11     Indemnification.....................................................   9
       1.12     Information by Holder...............................................  11
       1.13     Rule 144 Reporting..................................................  11
       1.14     Transfer of Registration Rights.....................................  11
       1.15     Standoff Agreement..................................................  12
       1.16     Termination of Rights...............................................  12

    SECTION 2 - Right of Participation..............................................  12

        2.1     Purchasers' Right of Participation..................................  12
        2.2     Termination of Participation Right..................................  14

    SECTION 3 - Miscellaneous.......................................................  14

        3.1     Assignment..........................................................  14
        3.2     Third Parties.......................................................  14
        3.3     Governing Law.......................................................  14
        3.4     Counterparts........................................................  15
        3.5     Notices.............................................................  15
        3.6     Severability........................................................  15
        3.7     Amendment and Waiver................................................  15
        3.8     Effect of Amendment or Waiver.......................................  15
        3.9     Rights of Holders...................................................  15
       3.10     Delays or Omissions.................................................  15
       3.11     Restatement of Prior Agreement......................................  16
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